CERTAIN INFORMATION FROM THIS DOCUMENT HAS BEEN REDACTED PURSUANT TO A CONFIDENTIAL TREATMENT REQUEST BY CLICKSOFTWARE TECHNOLOGIES LTD. UNDER 17 C.F.R.SS.SS.200.80(B)(4), 200.83 AND 240.24B-2 AND SUBMITTED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

                   FIRST AMENDMENT TO THE WARRANT AGREEMENT

                                    BETWEEN

                        CLICKSOFTWARE TECHNOLOGIES LTD.

                                      AND

                           IBM UNITED KINGDOM LIMITED



This First Amendment ("Amendment #1") to the Warrant Agreement is entered into between IBM United Kingdom Limited ("IBM") and ClickSoftware Technologies Limited ("ClickSoftware"). This Amendment #1 shall be made a part of the Warrant Agreement (as hereinafter defined), and will come retroactively into force on July 1, 2005 ("Effective Date"). Capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Warrant Agreement.

WHEREAS, pursuant to the Warrant Agreement that was duly executed on July 20, 2004, (the "Warrant Agreement"), ClickSoftware granted IBM and each of its successors and assigns (each, a "Holder") a warrant (the "Warrant") to purchase the Warrant Shares at the Purchase Price, in accordance with the vesting schedule set forth in Appendix D of the Warrant Agreement; and

WHEREAS, the parties hereto now wish to amend certain terms of the Warrant Agreement as provided herein.

NOW, THEREFORE, in consideration of the mutual covenants hereinafter set forth, ClickSoftware and IBM hereby agree as follows:

1. Section 2(a) of "Appendix D - Vesting Schedule" of the Warrant Agreement shall be amended as follows:

(a) The definition of "Qualifying Contract" shall be deleted in its entirety, and the following paragraph shall be substituted in lieu thereof:

"Qualifying Contract" is (A) any purchase order or other valid ordering document ("Order") which has not been cancelled that is (i) placed by IBM and accepted by the Company for the Company's software products and/or services; or
(ii) placed directly by any third party or customer that received a bid, offer, or proposal ("Proposal") from IBM that contains the Company's software products and/or services, provided that (a) such Order is received by the Company within twelve (12) months of the date of the Proposal; and (b) the Company did not bid with any other partner or reseller for the project which generated the Order; or (B) any other Order or contract entered into by the Company and/or any of its subsidiaries, which the Company and/or any of its subsidiaries and IBM mutually designate in writing as a "Qualifying Contract" for these purposes.

(b) The definition of "Recognition" or "Recognized" shall be deleted in its entirety, and the following paragraph shall be substituted in lieu thereof:

"Recognition" or "Recognized" means the amount of revenue set out or described in a Qualifying Contract (as defined) during the relevant period.

2. Section 2(b)2(A) of "Appendix D - Vesting Schedule" of the Warrant Agreement shall be amended by deleting the reference to ***(1) included therein and substituting in lieu thereof a reference to ***(1). As so amended, Section 2(b)(2)(A) shall read as follows:

         "(A) if the Company Recognizes ***(1) (the "Full Second Earn-Out Amount") or more of Revenue, ***(1) Warrant Shares (as may be adjusted pursuant to Appendix B) (the "Full Second Tranche of Warrant Shares") will vest in the Holder; or"

3. Except as specifically amended hereby, the Warrant Agreement shall remain in full force and effect and is hereby ratified and confirmed.


IN WITNESS WHEREOF, the Parties hereto have caused this Amendment #1 to be duly executed by their representatives being thereunto duly authorized.


Agreed to:                                      Agreed to:
ClickSoftware  Technologies Limited             IBM  United Kingdom Limited


By____________________________________          By_____________________________
        Authorized signature                         Authorized signature

Name (type or print):                           Name (type or print):

Title:                                          Title:

Date:                                           Date:

Address:                                        Address:





---------------

(1) Information redacted pursuant to a confidential treatment request by ClickSoftware Technologies Ltd. under 17 C.F.R.ss.ss.200.80(b)(4), 200.83 and 240.24b-2 submitted separately to the Securities and Exchange Commission.